EXHIBIT 10.11
LIBERTY GLOBAL, INC.
COMPENSATION POLICY
FOR
NONEMPLOYEE DIRECTORS
(As Amended and Restated Effective January 1, 2012)
The board of directors (the “Board”) of Liberty Global, Inc. (the “Corporation”) has deemed it advisable and in the best interests of the Corporation to provide the following compensation package to each director of the Corporation who is not an employee of the Corporation or any subsidiary of the Corporation (a “Nonemployee Director”) solely in consideration for such person agreeing to serve as a Nonemployee Director of the Board.
Annual Fees: For each full year of service as a Nonemployee Director, commencing with the 2012 calendar year, a fee for such service of $80,000 will be paid to each Nonemployee Director, except that, in the case of a Nonemployee Director whose principal residence is located outside of the United States, the fee will be $120,000. For each full year of service as Chairperson of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, a fee for such service of $25,000, $15,000 and $10,000, respectively, will be paid. Annual fees will be payable in arrears in four equal quarterly installments at the end of each calendar quarter (prorated in the case of a director who serves as a Nonemployee Director or as Chairperson of a Committee for only a portion of a calendar quarter) in (i) cash or (ii) subject to the terms and conditions set forth in the Liberty Global, Inc. 2005 Nonemployee Director Incentive Plan (As Amended and Restated Effective March 8, 2006) (the “Director Plan”), shares of the Corporation’s common stock. If payment in shares is elected, the shares to be issued will be allocated as nearly as practicable evenly between shares of the Corporation’s Series A common stock (“Series A Stock”) and shares of the Corporation’s Series C common stock (“Series C Stock”).
Meeting Fees: A fee of $1,500 for attendance (in person or by conference telephone) at each in person meeting, and $750 for each telephonic meeting, of the Board or a Board Committee of which such director is a member will be paid to each Nonemployee Director. Meeting fees will be payable in arrears at the end of each calendar quarter in cash only. For Nonemployee Directors whose principal residence is located in the United States east of the Mississippi River, an additional fee of $4,000 will be paid, for each in person meeting of the Board held at the Corporation’s offices in Colorado that is attended in person by such Nonemployee Director.
Initial Option Grant: An initial grant of options to purchase shares of the Corporation’s common stock (“Options”) with a combined Grant Date Fair Value (as defined below) of approximately $150,000 will be made to each Nonemployee Director, pursuant to the Director Plan and the related form of Nonemployee Director Non-Qualified Stock Option Agreement, on first being elected or appointed to the Board. The number of Options so granted will be allocated as nearly as practicable evenly between Options to purchase Series A Stock (“Series A Options”) and Options to purchase Series C Stock (“Series C Options”) and will be rounded up to the next higher whole number as necessary to eliminate fractions. Each Series A Option subject to the grant will have an exercise price per share equal to the Fair Market Value (as defined in the Director Plan) of a share of Series A Stock, and each Series C option subject to the grant will have an exercise price per share equal to the Fair Market Value of a share of Series C Stock, in each case, on the date of such election or appointment to the Board.
Annual Equity Grant: On the date of each annual meeting of the stockholders of the Corporation, each Nonemployee Director who served as a Nonemployee Director immediately prior to such annual meeting of stockholders and will continue to serve as a Nonemployee Director following such annual meeting will be granted equity awards under the Director Plan (“Annual Equity Grant”) with a combined Grant Date Fair Value of approximately $150,000. At such Nonemployee Director’s election, the Annual Equity Grant will be comprised of either (a) all Options or (b) a combination of Options with a combined Grant Date Fair Value of approximately $75,000 and restricted share units (“RSUs”) with a combined Grant Date Fair Value of approximately $75,000. The number of Options included in the Annual Equity Grant will be allocated as nearly as practicable evenly between Series A Options and Series C Options and the number of RSUs included in the Annual Equity Grant will be allocated as nearly as practicable evenly between Series A RSUs and Series C RSUs, and, in each case, will be rounded up to the next higher whole number as necessary to eliminate fractions. Each Series A Option will have an exercise price per share equal to the Fair Market Value of a share of Series A Stock, and each Series C Option will have an exercise price per share equal to the Fair Market Value of a share of Series C Stock, in each case on the date of such annual meeting of stockholders. A Nonemployee Director’s election to receive Options or a combination of Options and RSUs shall be made by notifying the Corporation of such election by no later than the second business day preceding the date of the applicable annual stockholders meeting. If a Nonemployee Director fails to make a timely election with respect to any Annual Equity Grant, he or she will be deemed to have elected to receive the combination of Options and RSUs.
Grant Date Fair Value: The Grant Date Fair Value of each Option awarded pursuant to this policy will be determined as of the applicable grant date using the same valuation methodology as the Corporation uses to determine the grant date fair value of awards of options and stock appreciation rights with respect to the same series of common stock for financial statement reporting purposes in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 or any other then applicable accounting standard. The Grant Date Fair Value of each RSU awarded to this policy will equal the Fair Market Value of a share of the applicable series of common stock on the grant date.
Vesting: Options will vest as to one-third of the option shares on the date of the first annual meeting of stockholders following the grant date (or, if later, the six-month anniversary of the grant date) and as to an additional one-third of the option shares on the date of each annual meeting of stockholders thereafter, provided, in each case, that the Nonemployee Director continued to serve as a Nonemployee Director immediately prior to the applicable meeting. RSUs will vest in full on the date of the first annual meeting of stockholders following the grant date, provided that the Nonemployee Director continued to serve as a Nonemployee Director immediately prior to such meeting. Notwithstanding the foregoing, if a Nonemployee Director’s service as a Nonemployee Director terminates by reason of Disability (as defined in the Director Plan) or a Nonemployee Director dies while serving as a Nonemployee Director, all then outstanding Options and RSUs held by such Nonemployee Director will vest and become exercisable in full on the date of such termination of service.

Award Agreement: Each equity award pursuant to this policy will be evidenced by and subject to the terms, conditions and limitations of, the Corporation’s then standard award agreement, which shall be consistent with the terms and conditions described above and of the Director Plan.